Exhibit 99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

11.25.09 v.6

Press Release

MEDIA CONTACT:            Rob Litt, 763-577-6187

INVESTOR CONTACT:      Christine Battist, 763-577-2828

MOSAIC ANNOUNCES SEGMENT REALIGNMENT

AND PHOSPHATE ASSET WRITE-OFFS

PLYMOUTH, MN, November 30, 2009 — The Mosaic Company (NYSE: MOS) announced today that it has realigned its business segments to more clearly reflect the Company’s evolving business model. The realignment includes moving from three to two business segments by combining the Offshore business segment with the Phosphates business segment. There are no changes to the Potash business segment.

The Company plans to file with the Securities and Exchange Commission a current report on Form 8-K with financial information reflecting the historical performance of the realigned segments at a future date.

The Company also announced the permanent closure and write-off of assets at the Green Bay plant and South Pierce phosphoric acid plant that were idled in 2006, in addition to other machinery and equipment in the Company’s Florida phosphates operations. The estimated charge associated with these actions will approximate $50 million pre-tax, is non-cash and will be recorded during the Company’s second fiscal quarter ended November 30, 2009.

These actions are part of a broad effort to improve returns on invested capital in the Company’s phosphates business segment by eliminating idle operating capital and reducing operating costs.

“The change in financial reporting reflects our actions to further align our strong global distribution resources with our North American production assets,” said Jim Prokopanko, Chief Executive Officer and President of Mosaic. “Our strategic priorities in Phosphates focus on growing the value of our business and maintaining our position as one of the lowest cost phosphate producers in the world,” Prokopanko added.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphate and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and the effects of the current economic and financial turmoil; the build-up of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation; difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of our processes for managing our strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

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